UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel
972-73-316-3251

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of James Fu Bin Lu as Director

On November 30, 2022, James Fu Bin Lu delivered to the Board of Directors (the “Board”) of Playtika Holding Corp. (the “Company”) a letter of resignation (the “Letter”) to the Company, pursuant to which Mr. Lu resigned as a director of the Company, effective immediately.

As described in the Letter, Mr. Lu indicated that Joffre Palace Holdings Limited (“Joffre”) would be unable to proceed with the Pre-Closing (as defined in the PHUKII - Joffre SPA) pursuant to the previously announced Stock Purchase Agreement, dated June 27, 2022, by and between Playtika Holding UK II Limited and Joffre, as amended (the “PHUKII - Joffre SPA”). As previously disclosed, Mr. Lu was appointed as a director pursuant to the PHUKII - Joffre SPA, and, pursuant to that certain Stockholders Agreement, dated July 11, 2022, by and between Joffre and the Company (the “Joffre SHA”) and that certain letter of conditional resignation executed by Mr. Lu, Mr. Lu and Joffre agreed that Mr. Lu would automatically resign as a director of the Board upon the occurrence of the earlier of certain events, including the termination of the PHUKII - Joffre SPA and the failure of the Pre-Closing to occur prior to December 26, 2022.

As further described in the Letter, Mr. Lu makes certain claims regarding his disagreement with certain publicly disclosed governance policies of the Company. The Board discussed those governance concerns in detail at a meeting of the Board on August 11, 2022, and collectively resolved to further discuss the governance topics raised at the regularly scheduled meetings of the Nominating and Corporate Governance Committee (the “Committee”) on November 3, 2022 (the “NCG Meeting”) and the Board on November 10, 2022 (the “November Board Meeting”). At the NCG Meeting, the Committee discussed governance topics, and one result of those discussions was that the Committee recommended that the Board create a lead independent director position and to appoint Mr. Bing Yuan as the lead independent director. On November 10, 2022, all of the independent directors of the Board, other than Mr. Lu, approved the appointment of Mr. Yuan as the lead independent director of the Board. Mr. Lu did not attend the November Board Meeting.

The foregoing description of the Letter is qualified in its entirety by reference to the text of the Letter, a copy of which is attached as Exhibit 17.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Resignation Letter, dated November 30, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.
Registrant

Date: December 5, 2022	By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer